Exhibit 10.3

June 07, 2021

STRICTLY CONFIDENTIAL

Histogen Inc.

10655 Sorrento Valley Road, Suite 200

San Diego, CA 92121

Attn: Richard W. Pascoe, Chief Executive Officer

Dear Mr. Pascoe:

Reference is hereby made to that certain engagement letter, dated as of December 28, 2020 (the “Engagement Letter”), by and between Histogen Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter in any Offering of Securities of the Company during the “Term.” Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

The Company and Wainwright hereby agrees to amend the Engagement Letter in order to extend the definition of “Term” such that the Term will continue until the twelve (12) month anniversary of the date of this amendment.

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this amendment and shall not be in any way changed, modified or superseded except as set forth herein.

This amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

430 Park Avenue | New York, NY 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

IN WITNESS WHEREOF, this amendment is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer

Accepted and Agreed:

HISTOGEN INC.

By	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: President & CEO

[Signature Page to HSTO Extension of Engagement Agreement]